Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: (440) 632-1666    FAX: (440) 632-1700

www.middlefieldbank.bank

  PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports Record 2019 Full Year Earnings

MIDDLEFIELD, OHIO, January 24, 2020 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported record financial results for the twelve months ended December 31, 2019.

2019 Financial Highlights (on a year-over-year basis unless noted):

🌑	Net income increased 2.3% to a record $12.7 million
🌑	Earnings per diluted share increased 2.1% to a record $1.95 per share
🌑	Return on average common equity was 9.35%, compared to 9.94%
🌑	Return on average tangible common equity(1) was 10.72%, compared to 11.57%
🌑	Book value per share was up 8.5% to a record $21.45 per share
🌑	Tangible book value(1) per share was up 10.0% to a record $18.78 per share
🌑	Total net loans decreased 0.7% to $977.5 million
🌑	Net interest income improved 2.3% to $41.4 million
🌑	Total noninterest income was up 29.9% to $4.8 million
🌑	Noninterest expense was up only 4.5%
🌑	Equity to assets strengthened to 11.65%, compared to 10.28%
🌑	All per share data has been adjusted to reflect the November 8, 2019 two-for-one stock split

“Middlefield achieved record annual earnings, earnings per share, and book value for the year ended December 31, 2019, despite a more challenging banking landscape,” stated Thomas G. Caldwell, President and Chief Executive Officer. “During the year, we were able to successfully offset macro related pressures related to a declining rate environment and significant competition for loans and deposits, as annual noninterest income increased nearly 30%, core asset quality improved, and noninterest expenses only increased 4.5%, compared to the prior year. We continue to invest in developing new products and services for our customers, and further expanded our footprint in Central Ohio with our new Plain City branch that opened during the 2019 fourth quarter.

“During 2019, the Company repurchased 98,832 shares of our common stock, increased our quarterly cash dividend by 7.1%, and completed a two-for-one stock split to improve our trading liquidity. These actions reflect management and the board’s optimism for our future and commitment to creating value for all shareholders.

“As we look to 2020 and beyond, we expect market conditions will remain competitive. During this period, our strategy will remain focused on balancing loan growth with a conservative approach to risk. In addition, we will continue to pursue strategies aimed at diversifying sources of income, expanding our presence in Central Ohio, increasing our market share in our core Northeast Ohio markets, and investing in our platform to support our long-term growth opportunity,” concluded Mr. Caldwell.

Income Statement

For the 2019 full year, net interest income increased 2.3% to $41.4 million, compared to $40.4 million for the same period last year. The net interest margin for the 2019 twelve-month period was 3.68%, compared to 3.77% for the same period last year. Net interest income for the 2019 fourth quarter was $10.3 million, compared to $10.5 million for the 2018 fourth quarter. The net interest margin for the 2019 fourth quarter was 3.66%, compared to 3.76% for the same period of 2018.

For the 2019 full year, noninterest income increased 29.9% to $4.8 million, compared to $3.7 million for the same period last year. Noninterest income for the 2019 fourth quarter was $1.3 million, compared to $1.0 million for the 2018 fourth quarter.

For the 2019 full year, noninterest expense increased 4.5% to $30.0 million, compared to $28.7 million last year. For the 2019 fourth quarter, noninterest expense was $7.4 million, compared to $7.2 million for the same period last year.

“We have remained focused on managing risk and pricing on loans, while prudently controlling our funding costs on deposits,” said Donald L. Stacy, Chief Financial Officer. “During the 2019 fourth quarter charge-offs were higher as a result of charging off $566,000 of acquired student loans during the quarter. We believe this was a one-time issue, and as our nonperforming assets at December 31, 2019 indicate, we expect charge-offs will return to more historical levels during the 2020 first quarter. Looking at our deposits, I am encouraged by the growth we experienced in core deposits during the fourth quarter, and we ended the quarter with a loan-to-deposit ratio of 96.4% at December 31, 2019 compared to 97.6% at December 31, 2018.”

Balance Sheet

Total assets at December 31, 2019, decreased 5.3% to $1.18 billion, from $1.25 billion at December 31, 2018. Net loans at December 31, 2019, were $977.5 million, compared to $984.7 million at December 31, 2018. The 0.7% year-over-year decrease in total net loans was a result of a 14.2% decline in consumer installment loans, and a 5.7% decline in commercial real estate loans, partially offset by an 11.5% increase in real estate construction loans, a 6.8% increase in commercial and industrial loans, and a 3.1% increase in residential real estate loans.

Total deposits at December 31, 2019, were $1.02 billion, compared to $1.02 billion at December 31, 2018. The 0.5% year-over-year increase in deposits was primarily a result of higher time deposits and interest-bearing deposits. The investment portfolio, which is entirely classified as available for sale, was $105.7 million at December 31, 2019, compared with $98.3 million at December 31, 2018.

Stockholders’ Equity and Dividends

At December 31, 2019, stockholders’ equity increased 7.4% to $137.8 million, compared to $128.3 million at December 31, 2018. On a per share basis, shareholders’ equity at December 31, 2019, was a record $21.45 compared to $19.77 at the same period last year.

At December 31, 2019, tangible stockholders’ equity(1) increased 8.9% to $120.6 million, compared to $110.8 million at December 31, 2018. On a per share basis, tangible stockholders’ equity(1) was $18.78 at December 31, 2019, compared to $17.08 at December 31, 2018.

For the 2019 full year, the company declared cash dividends of $0.57 per share, compared to $0.59 per share for the same period last year. The dividend payout ratio for the 2019 twelve-month period was 28.99%. At December 31, 2019, the company had an equity to assets leverage ratio of 11.65%, compared to 10.28% at December 31, 2018.

Asset Quality

The provision for loan losses for the 2019 fourth quarter was $460,000 versus $210,000 for the same period last year. Nonperforming assets at December 31, 2019, were $8.8 million, compared to $7.8 million at December 31, 2018. Net charge-offs for the 2019 fourth quarter were $693,000, or 0.28% of average loans, annualized, compared to $276,000, or 0.11% of average loans, annualized at December 31, 2018.

The provision for loan losses for the year ended December 31, 2019 was $890,000 compared to $840,000 for the year ended December 31, 2018. For the 2019 twelve-month period, net charge-offs were $1.6 million, or 0.16% of average loans, compared to $602,000, or 0.06% of average loans for the 2018 twelve-month period. The allowance for loan losses at December 31, 2019, stood at $6.8 million, or 0.69% of total loans, compared to $7.4 million or 0.75% of total loans at December 31, 2018.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.18 billion at December 31, 2019. The bank operates 15 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank.

(1)This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

Balance Sheets (period end)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
Cash and due from banks	$35,113	$118,956	$133,372	$121,045	$107,933
Federal funds sold	-	1,069	2,010	-	-

Cash and cash equivalents	35,113	120,025	135,382	121,045	107,933
Equity securities, at fair value	710	628	660	674	616
Investment securities available for sale, at fair value	105,733	105,041	98,809	98,114	98,322
Loans held for sale	1,220	791	431	1,230	597
Loans	984,258	999,282	998,232	1,004,484	992,109
Less allowance for loan and lease losses	6,768	7,001	7,304	7,206	7,428

Net loans	977,490	992,281	990,928	997,278	984,681
Premises and equipment, net	17,874	17,182	16,788	15,741	13,003
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	2,056	2,141	2,227	2,312	2,397
Bank-owned life insurance	16,511	16,403	16,294	16,185	16,080
Accrued interest receivable and other assets	10,697	11,015	11,832	13,285	9,698

TOTAL ASSETS	$1,182,475	$1,280,578	$1,288,422	$1,280,935	$1,248,398

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
LIABILITIES
Deposits:
Noninterest-bearing demand	$191,370	$199,235	$198,817	$194,298	$203,410
Interest-bearing demand	107,844	107,033	94,266	107,246	92,104
Money market	160,826	155,419	152,885	178,668	196,685
Savings	192,003	182,005	194,505	184,662	222,954
Time	368,800	390,721	411,034	375,357	300,914

Total deposits	1,020,843	1,034,413	1,051,507	1,040,231	1,016,067

Short-term borrowings	5,075	92,000	85,000	91,000	90,398
Other borrowings	12,750	12,359	12,449	11,518	8,803
Accrued interest payable and other liabilities	6,032	5,893	5,206	6,487	4,840

TOTAL LIABILITIES	1,044,700	1,144,665	1,154,162	1,149,236	1,120,108

STOCKHOLDERS’ EQUITY *
Common stock, no par value; 10,000,000 shares authorized, 7,294,792 shares issued, 6,423,630 shares outstanding as of December 31, 2019	86,617	86,617	86,590	86,437	85,925
Retained earnings	65,063	62,886	60,517	58,139	56,037
Accumulated other comprehensive income (loss)	1,842	2,157	1,377	641	(154)
Treasury stock, at cost; 871,162 shares as of December 31, 2019	(15,747)	(15,747)	(14,224)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	137,775	135,913	134,260	131,699	128,290

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,182,475	$1,280,578	$1,288,422	$1,280,935	$1,248,398

* All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended					For the Twelve Months Ended
Statements of Income	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,392	$12,804	$12,706	$12,488	$12,467	$50,390	$46,576
Interest-earning deposits in other institutions	124	193	169	187	146	673	558
Federal funds sold	22	24	25	7	17	78	46
Investment securities:
Taxable interest	197	206	214	179	182	796	688
Tax-exempt interest	661	613	553	565	589	2,392	2,262
Dividends on stock	40	45	53	58	58	196	227

Total interest and dividend income	13,436	13,885	13,720	13,484	13,459	54,525	50,357

INTEREST EXPENSE
Deposits	3,014	3,173	3,277	2,945	2,828	12,409	8,631
Short-term borrowings	34	42	79	213	78	368	842
Other borrowings	80	92	95	96	92	363	436

Total interest expense	3,128	3,307	3,451	3,254	2,998	13,140	9,909

NET INTEREST INCOME	10,308	10,578	10,269	10,230	10,461	41,385	40,448

Provision for loan losses	460	80	110	240	210	890	840

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,848	10,498	10,159	9,990	10,251	40,495	39,608

NONINTEREST INCOME
Service charges on deposit accounts	577	571	530	508	498	2,186	1,914
Investment securities gains on sale, net	-	4	190	-	-	194	-
Gain (loss) on equity securities	82	(32)	(14)	58	(55)	94	(9)
Earnings on bank-owned life insurance	108	109	109	105	110	431	428
Gains on sale of loans	148	128	98	59	67	433	231
Other income	390	325	386	402	357	1,503	1,164

Total noninterest income	1,305	1,105	1,299	1,132	977	4,841	3,728

NONINTEREST EXPENSE
Salaries and employee benefits	4,049	4,272	4,078	4,124	4,065	16,523	15,749
Occupancy expense	580	535	496	553	465	2,164	1,933
Equipment expense	270	244	291	235	273	1,040	969
Data processing costs	614	580	549	465	446	2,208	1,806
Ohio state franchise tax	262	262	261	259	220	1,044	823
Federal deposit insurance expense	-	-	100	130	100	230	550
Professional fees	448	401	403	431	364	1,683	1,482
Advertising expense	128	202	200	203	227	733	921
Software amortization expense	159	182	152	145	145	638	605
Core deposit intangible amortization	85	86	85	85	87	341	352
Other expense	783	909	867	870	851	3,429	3,553

Total noninterest expense	7,378	7,673	7,482	7,500	7,243	30,033	28,743

Income before income taxes	3,775	3,930	3,976	3,622	3,985	15,303	14,593
Income taxes	634	661	686	611	560	2,592	2,162

NET INCOME	$3,141	$3,269	$3,290	$3,011	$3,425	$12,711	$12,431

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
Per common share data (5)
Net income per common share - basic	$0.48	$0.51	$0.51	$0.46	$0.53	$1.96	$1.92
Net income per common share - diluted	$0.49	$0.50	$0.50	$0.46	$0.53	$1.95	$1.91
Dividends declared per share	$0.15	$0.14	$0.14	$0.14	$0.14	$0.57	$0.59
Book value per share (period end)	$21.45	$21.16	$20.70	$20.22	$19.77	$21.45	$19.77
Tangible book value per share (period end) (2) (3)	$18.78	$18.48	$18.04	$17.55	$17.08	$18.78	$17.08
Dividends declared	$964	$900	$912	$909	$908	$3,685	$3,779
Dividend yield	2.28%	2.37%	2.74%	2.76%	2.62%	2.18%	2.76%
Dividend payout ratio	30.69%	27.53%	27.72%	30.19%	26.51%	28.99%	30.40%
Average shares outstanding - basic	6,423,543	6,458,258	6,502,508	6,498,278	6,478,360	6,470,408	6,459,908
Average shares outstanding - diluted	6,455,387	6,479,066	6,514,946	6,510,568	6,500,298	6,502,806	6,487,814
Period ending shares outstanding	6,423,630	6,423,130	6,485,170	6,512,740	6,488,664	6,423,630	6,488,664

Selected ratios
Return on average assets	1.04%	1.07%	1.09%	1.01%	1.15%	1.05%	1.09%
Return on average equity	8.87%	9.41%	9.79%	9.36%	10.52%	9.35%	9.94%
Return on average tangible common equity (2) (4)	10.11%	10.76%	11.23%	10.80%	12.17%	10.72%	11.57%
Efficiency (1)	61.75%	63.93%	63.03%	64.30%	61.60%	63.25%	63.29%
Equity to assets at period end	11.65%	10.61%	10.42%	10.28%	10.28%	11.65%	10.28%
Noninterest expense to average assets	0.61%	0.64%	0.62%	0.62%	0.62%	2.49%	2.51%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income

(2)	See reconciliation of non-GAAP measures below

(3)	Calculated by dividing tangible common equity by shares outstanding

(4)	Calculated by dividing annualized net income for each period by average tangible common equity

(5)	All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
Yields
Interest-earning assets:
Loans receivable (2)	4.97%	5.09%	5.08%	5.07%	5.09%	5.06%	4.91%
Investment securities (2)	3.94%	3.80%	3.79%	3.80%	3.73%	3.77%	3.67%
Interest-earning deposits with other banks	1.65%	2.31%	2.21%	2.26%	2.08%	2.11%	1.90%
Total interest-earning assets	4.75%	4.86%	4.86%	4.85%	4.82%	4.83%	4.68%
Deposits:
Interest-bearing demand deposits	0.41%	0.39%	0.36%	0.30%	0.31%	0.36%	0.23%
Money market deposits	1.41%	1.43%	1.40%	1.58%	1.56%	1.46%	1.11%
Savings deposits	0.62%	0.68%	0.69%	0.81%	0.85%	0.70%	0.65%
Certificates of deposit	2.18%	2.18%	2.35%	2.15%	1.99%	2.22%	1.83%
Total interest-bearing deposits	1.43%	1.48%	1.56%	1.46%	1.38%	1.48%	1.11%
Non-Deposit Funding:
Borrowings	2.52%	3.03%	2.70%	2.57%	3.54%	2.63%	2.20%
Total interest-bearing liabilities	1.46%	1.51%	1.59%	1.52%	1.43%	1.52%	1.18%
Cost of deposits	1.15%	1.20%	1.26%	1.17%	1.09%	1.20%	0.90%
Cost of funds	1.17%	1.23%	1.29%	1.24%	1.14%	1.23%	0.97%
Net interest margin (1)	3.66%	3.72%	3.65%	3.70%	3.76%	3.68%	3.77%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective taxrate of 21%.

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
End of Period Loan Balances	2019	2019	2019	2019	2018
(Dollar amounts in thousands)

Commercial and industrial	$89,527	$85,861	$85,520	$85,756	$83,857
Real estate - construction	63,246	57,564	54,619	58,019	56,731
Real estate - mortgage:
Residential	347,047	347,739	345,830	340,483	336,487
Commercial	470,027	492,914	496,300	504,289	498,247
Consumer installment	14,411	15,204	15,963	15,937	16,787

Total	$984,258	$999,282	$998,232	$1,004,484	$992,109

	December 31,	September 30,	June 30,	March 31,	December 31,
Asset quality data	2019	2019	2019	2019	2018
(Dollar amounts in thousands)

Nonaccrual loans	$8,689	$10,053	$10,671	$10,472	$6,595
90 day past due and accruing	-	-	58	-	945

Nonperforming loans (3)	8,689	10,053	10,729	10,472	7,540
Other real estate owned	155	89	89	126	270

Nonperforming assets	$8,844	$10,142	$10,818	$10,598	$7,810

Allowance for loan losses	$6,768	$7,001	$7,304	$7,206	$7,428
Allowance for loan losses/total loans	0.69%	0.70%	0.73%	0.72%	0.75%
Net charge-offs:
Quarter-to-date	$693	$383	$12	$462	$276
Year-to-date	1,550	857	474	462	602
Net charge-offs to average loans, annualized:
Quarter-to-date	0.28%	0.15%	0.00%	0.19%	0.11%
Year-to-date	0.16%	0.11%	0.10%	0.19%	0.06%

Nonperforming loans/total loans	0.88%	1.01%	1.07%	1.04%	0.76%
Allowance for loan losses/nonperforming loans	77.89%	69.64%	68.08%	68.81%	98.51%
Nonperforming assets/total assets	0.75%	0.79%	0.84%	0.83%	0.63%
(3)Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity *	For the Three Months Ended					For the Twelve Months Ended
(Dollar amounts in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018

Stockholders’ Equity	$137,775	$135,913	$134,260	$131,699	$128,290	$137,775	$128,290
Less Goodwill and other intangibles	17,127	17,212	17,298	17,383	17,468	17,127	17,468

Tangible Common Equity	$120,648	$118,701	$116,962	$114,316	$110,822	$120,648	$110,822

Shares outstanding	6,423,630	6,423,130	6,485,170	6,512,740	6,488,664	6,423,630	6,488,664

Tangible book value per share	$18.78	$18.48	$18.04	$17.55	$17.08	$18.78	$17.08

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018

Average Stockholders’ Equity	$140,475	$137,843	$134,836	$130,450	$129,208	$135,900	$125,074
Less Average Goodwill and other intangibles	17,169	17,254	17,339	17,422	17,510	17,296	17,641

Average Tangible Common Equity	$123,306	$120,589	$117,497	$113,028	$111,698	$118,604	$107,433

Net income	$3,141	3,269	3,290	3,011	3,425	12,711	12,431

Return on average tangible common equity (annualized)	10.11%	10.76%	11.23%	10.80%	12.17%	10.72%	11.57%

 * All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019